FOR IMMEDIATE RELEASE	Contacts:	Media Relations Tina Barry, (972) 673-7931 Greg Artkop, (972) 673-8470

Investor Relations Aly Noormohamed, (972) 673-6050
DR PEPPER SNAPPLE GROUP REPORTS FIRST QUARTER 2008 PRO FORMA EPS OF
$0.38 ON 3% NET SALES GROWTH
PLANO, Texas, June 5, 2008 — Dr Pepper Snapple Group, Inc. (NYSE: DPS) reported pro forma EPS of $0.38 which included a charge of $0.02 per share related to restructuring actions announced in 2007. Net sales increased 3%, as higher pricing more than offset sales volume declines. Income from operations grew 15%, reflecting a 5% increase in segment operating profit and lower stock compensation expense.
DPS President and CEO Larry Young said, “We’re off to a solid start in 2008, having delivered good top- and bottom-line results while successfully achieving a number of key initiatives: we realized the benefits of necessary pricing actions taken in 2007, while still continuing to provide value to our consumers; we continued to gain distribution in our Florida market through last year’s acquisition of Southeast Atlantic Beverage Corp. (SeaBev); we are delivering the savings from restructuring actions taken toward the end of 2007; and we completed our spin-off as a public company on May 7, 2008. Through all this change our 20,000-person strong organization remained focused on delivering our results.
“With escalating commodity costs and a slowing U.S. economy, 2008 is set to be a challenging year for the beverage industry as a whole. Our portfolio of consumer-preferred brands, leadership in flavored carbonated soft drinks and the opportunity to close distribution gaps and expand our presence in non-carbonated beverages provide some relief against this backdrop. However, we remain alert to the impact commodity cost inflation is having on our consumers and the channels they shop. We are committed to executing our long term plans and investing in our brands.”

Summary of 2008 results	% Growth vs 2007 First Quarter
Volume (BCS)	(3)

Net sales
Beverage Concentrates	(4)
Finished Goods	11
Bottling Group	1
Mexico and the Caribbean	8
Net sales as reported	3

Segment Operating Profit	5

Pro forma EPS[1]	39

BCS – bottler case sales

[1] based on the Company’s reported net income divided by the pro forma number of common shares outstanding

FOR FIRST QUARTER 2008, DPS OPERATED AS A SUBSIDIARY OF CADBURY SCHWEPPES PLC (Cadbury). THE DISCUSSION BELOW REFLECTS THE IMPACT OF CERTAIN RELATED PARTY TRANSACTIONS WITH CADBURY THAT CONTINUED UNTIL SEPARATION ON MAY 7, 2008.
Volume
Volume in bottler case sales (BCS) declined 3%. Carbonated soft drinks (CSDs) declined 2% and non-carbonated beverages (NCBs) declined 8%.
In CSDs, Dr Pepper volume declined 2% driven by mid-single-digit declines in fountain/foodservice. “Core 4” brands — 7UP, Sunkist, A&W and Canada Dry — declined 5% driven primarily by 7UP which had significant promotional activities in the first quarter of 2007 compared with first quarter 2008.
In NCBs, growth in Snapple, up 3%, and Mott’s, up 6%, were more than offset by double-digit volume declines in Hawaiian Punch, as it cycled a double-digit price increase taken in April 2007, and the loss of our distribution agreement for glaceau products (November 2007) which reduced NCB growth by 4 percentage points in the quarter.
In North America BCS declined 4% while Mexico and the Caribbean BCS grew 3%, led by mid-single-digit volume growth in Squirt.
Sales volume declined 4% reflecting BCS declines as well as a change in the timing of concentrate price increases from April in 2007 to February in 2008. As expected, concentrate shipments normalized in April.
Net sales
Net sales increased 3%, as high-single-digit price increases more than offset sales volume declines. Beverage Concentrates, Bottling Group and Mexico/Caribbean price/mix increased mid-single-digits and Finished Goods price/mix increased double-digits. The acquisition of SeaBev in July 2007 positively impacted net sales growth by 2 percentage points, while the loss of our distribution agreement for glaceau products negatively impacted net sales growth by 3 percentage points.
Across all measured channels, as reported by ACNielsen for the U.S., the Company’s first quarter CSD dollar share increased 0.4 percentage points and this trend continues year-to-date.
Segment operating profit, corporate and other
Gross profit was up 5% reflecting net sales gains and pricing ahead of cost of sales (COGS) increases. COGS per case increased 5% reflecting higher commodity costs and the absence of glaceau, which reduced COGS per case by 5 percentage points.
Segment operating profit was up 5% reflecting gross profit growth offset by the net impact of: lower marketing spend, due to a shift in program timing towards second and third quarter 2008; benefits from restructuring actions previously announced; higher fuel costs; and, the consolidation impact of the SeaBev acquisition. The loss of our distribution agreement for glaceau products negatively impacted segment operating profit growth by 4 percentage points.

Income from operations increased 15% reflecting a $3 million decrease in restructuring charges related to actions previously announced and a $13 million decrease in stock-based compensation expense, under the Cadbury plans, reflecting a lower share count and a reduced share price. DPS stock-based compensation plans became effective May 7, 2008.
Net interest expense decreased $21 million reflecting favorable changes in related-party balances.
The effective tax rate for the quarter was 38.7%.
2008 full-year guidance
The Company expects 3% to 5% net sales growth and diluted earnings per share of at least $1.67, which assumes commodity cost inflation, interest rates and tax rate as noted below. The diluted earnings per share includes approximately $0.24 per share comprising separation-related costs ($0.08 per share), bridge loan fees and net interest in connection with our spin-off from Cadbury ($0.06 per share) and restructuring charges related to actions previously announced ($0.10 per share).
The Company expects rising commodity costs to increase COGS by approximately 6%. Rising fuel costs are expected to negatively impact transportation and warehousing costs, recorded in SG&A.
The company is on-track to realize the full benefits of its 2007 restructuring actions, however, these benefits are being offset by the higher fuel costs, the consolidation impact of the SeaBev acquisition and new stand-alone costs arising from the spin-off.
On May 7, 2008, DPS completed its separation from Cadbury. On this date, Cadbury receivable and loan balances were settled. The net balance was paid using new unsecured senior credit totaling $3.9 billion. Based on current LIBOR, the blended interest rate on the new capital structure is approximately 6.3%, which includes 50 basis points related to the amortization of certain fees and expenses associated with establishing the new facilities. Cash will be managed to the liquidity needs of the business with excess cash being used to pay down debt. We expect interest income, post our May 7, 2008, separation, to be minimal.
The earnings per share guidance assumes a tax rate of about 39.6%, which includes approximately $11 million of charges related to certain tax items that are indemnified by Cadbury. A corresponding amount to reflect the indemnity is recorded as other income. Combined, these two items have no impact on our total results.
Capital spending is expected to be about 5% of net sales.
Forward looking statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about future events, future financial performance, plans, strategies, expectations, prospects, competitive environment, regulation, and cost and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. These forward-looking statements have been based on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” and elsewhere in our Registration Statement on Form 10 filed with the Securities and Exchange Commission on April 22, 2008. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable securities laws.
Conference Call
At 10 a.m. CDT, the Company will host a conference call with investors to discuss first quarter 2008 results and the outlook for 2008. The conference call and slide presentation will be accessible live through DPS’ website at http://www.drpeppersnapple.com and will be archived for replay for a period of 14 days.
In discussing financial results and guidance, the Company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found under “Financial Press Releases” on the Company’s website at http://www.drpeppersnapple.com in the “Investors” section.
Definitions
Volume (BCS) or bottler case sales: Sales of finished beverages, in equivalent 288oz cases, sold by us and our bottling partners to retailers and independent distributors. Volume for products sold by us and our bottling partners is reported on a monthly basis, with the first quarter comprising January, February and March.
Sales volume: Sales of concentrate and finished beverages, in equivalent 288oz cases, shipped by us to our bottlers, retailers and independent distributors.
Price/mix refers to the combined impact of list price changes, discounts and allowances and the relative mix of our brands, products, packages and channels. Pricing refers to the impact of list price changes.
COGS per case: Cost of sales as reported divided by the sales volume in the quarter.
About Dr Pepper Snapple Group
Dr Pepper Snapple Group, Inc., (NYSE: DPS) is an integrated refreshment beverage business marketing more than 50 beverage brands to consumers throughout North America. In addition to its flagship Dr Pepper and Snapple brands, the company’s portfolio includes 7UP, Mott’s, A&W, Sunkist Soda, Hawaiian Punch, Canada Dry, Schweppes, Squirt, RC Cola, Diet Rite, Peñafiel, Rose’s, Yoo-hoo, Clamato, Mr & Mrs T and other well-known consumer favorites. Based in Plano, Texas, Dr Pepper Snapple Group employs approximately 20,000 people and operates 24 bottling and manufacturing facilities and more than 200 distribution centers across the United States, Canada, Mexico and the Caribbean. For more information, please visit http://www.drpeppersnapple.com.

DR PEPPER SNAPPLE GROUP, INC.
CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2008 and 2007
(Unaudited, in millions, except per share data)

	For the Three Months Ended
	March 31,
	2008	2007
Net sales	$1,307	$1,269
Cost of sales	577	572

Gross profit	730	697
Selling, general and administrative expenses	508	499
Depreciation and amortization	28	23
Restructuring costs	10	13
Gain on disposal of property	(2)	—

Income from operations	186	162
Interest expense	48	61
Interest income	(17)	(9)
Other expense	—	1

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	155	109
Provision for income taxes	60	41

Income before equity in earnings of unconsolidated subsidiaries	95	68
Equity in earnings of unconsolidated subsidiaries	—	1

Net income	$95	$69

Pro forma earnings per common share:
Basic(1)	$0.38	$0.27

(1)	Based on the Company’s reported net income divided by the pro forma basic number of common shares outstanding of 253.7 million shares.

DR PEPPER SNAPPLE GROUP, INC.
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2008 and 2007
(Unaudited, in millions)

	For the Three Months Ended
	March 31,
	2008	2007
Operating activities:
Net income	$95	$69
Adjustments to reconcile net income to net cash provided by operations:
Depreciation expense	34	29
Amortization expense	14	11
Provision for doubtful accounts	7	1
Gain on disposal of property	(2)	—
Employee stock-based compensation expense	1	14
Deferred income taxes	28	25
Unrealized gain on derivatives	(8)	(1)
Equity in earnings of unconsolidated subsidiaries, net of tax	—	(1)
Changes in assets and liabilities:
Decrease (increase) in trade accounts receivable	15	(27)
(Increase) in related party receivables	(21)	(7)
Decrease (increase) in other accounts receivable	15	(2)
(Increase) in inventories	(35)	(42)
(Increase) in prepaid expenses other current assets	(34)	(14)
(Increase) decrease in other non-current assets	(11)	1
(Decrease) increase in accounts payable and accrued expenses	(60)	29
Increase in related party payables	63	32
Increase (decrease) in income taxes payable	1	(12)
(Decrease)increase in other non-current liabilities	(2)	20

Net cash provided by operating activities	100	125

Investing activities:
Purchases of investments and intangible assets	—	(4)
Purchases of property, plant and equipment	(44)	(32)
Proceeds from disposals of property, plant and equipment	5	1
Payments on notes receivables	37	—
Issuances of notes receivables	—	(139)

Net cash used in investing activities	(2)	(174)

Financing activities
Proceeds from issuance of long-term debt	129	2,536
Repayment of long-term debt	(145)	(2,447)
Change in Cadbury Schweppes’ net investment	(50)	21

Net cash (used in) provided by financing activities	(66)	110

Cash and cash equivalents — net change from:
Operating, investing and financing activities	32	61
Cash and cash equivalents at beginning of period	67	35

Cash and cash equivalents at end of period	$99	$96

DR PEPPER SNAPPLE GROUP, INC.
CONDENSED COMBINED BALANCE SHEETS
As of March 31, 2008 and December 31, 2007
(Unaudited, in millions)

	March 31,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$99	$67
Accounts receivable:
Trade (net of allowances of $21 and $20, respectively)	517	538
Other	44	59
Related party receivable	80	66
Note receivable from related parties	1,504	1,527
Inventories	360	325
Deferred tax assets	82	81
Prepaid and other current assets	110	76

Total current assets	2,796	2,739
Property, plant and equipment, net	876	868
Investments in unconsolidated subsidiaries	13	13
Goodwill, net	3,185	3,183
Other intangible assets, net	3,611	3,617
Other non-current assets	106	100
Non-current deferred tax assets	8	8

Total assets	$10,595	$10,528

Liabilities and Invested Equity
Current liabilities:
Accounts payable and accrued expenses	$758	$812
Related party payable	224	175
Current portion of long-term debt payable to related parties	612	126
Income taxes payable	23	22

Total current liabilities	1,617	1,135
Long-term debt payable to third parties	19	19
Long-term debt payable to related parties	2,408	2,893
Deferred tax liabilities	1,300	1,324
Other non-current liabilities	206	136

Total liabilities	5,550	5,507
Commitments and contingencies Invested equity:
Cadbury Schweppes’ net investment	5,048	5,001
Accumulated other comprehensive income (loss)	(3)	20

Total invested equity	5,045	5,021

Total liabilities and invested equity	$10,595	$10,528

DR PEPPER SNAPPLE GROUP, INC.
OPERATIONS BY OPERATING SEGMENT
For the Three Months Ended March 31, 2008 and 2007
(Unaudited, in millions)

	For the Three Months Ended March 31,
	2008	2007
Segment Results — Net Sales
Beverage Concentrates	$300	$305
Finished Goods	377	343
Bottling Group	697	684
Mexico and the Caribbean	94	87
Intersegment eliminations and impact of foreign currency(1)	(161)	(150)

Net sales as reported	$1,307	$1,269

(1)	Total segmental net sales include Beverage Concentrates and Finished Goods sales to the Bottling Group segment. These sales amounted to $165 million ($83 million for Beverage Concentrates, $67 million for Finished Goods and $15 million for Bottling Group) and $148 million ($78 million for Beverage Concentrates, $61 million for Finished Goods and $9 million for Bottling Group) for the three months ended March 31, 2008 and 2007, respectively, and are eliminated in the Combined Statement of Operations.

	For the Three Months Ended March 31,
	2008	2007
Segment Results — UOP, Adjustments and Interest Expense
Beverage Concentrates UOP	$150	$142
Finished Goods UOP(1)	65	29
Bottling Group UOP(1)	(25)	2
Mexico and the Caribbean UOP	19	18
LIFO inventory adjustment	(6)	(3)
Intersegment eliminations and impact of foreign currency	8	13
Adjustments(2)	(25)	(39)

Income from operations	186	162
Interest expense, net	(31)	(52)
Other expense	—	(1)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries as reported	$155	$109

(1)	UOP for the three months ended March 31, 2007 for the Bottling Group and Finished Goods segment has been adjusted to eliminate $12 million of intersegment profit allocations to conform to 2008 reporting. The eliminations for the full year 2007 totaled $54 million.

(2)	Adjustments consist principally of the following:

	For the Three Months Ended March 31,
	2008	2007
Restructuring costs	$(10)	$(13)
Corporate and other(1)	(6)	(6)
Stock-based compensation expense	(1)	(14)
Amortization expense related to intangible assets	(7)	(7)
Other	(1)	1

Total	$(25)	$(39)

(1)	Consists of general and administrative expenses not allocated to the segments.

DR PEPPER SNAPPLE GROUP, INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
For the Three Months Ended March 31, 2008 and 2007
(Unaudited, dollars in millions)
     Net sales after adjustments for the Beverage concentrates, Finished Goods and Bottling Group segments is defined as net sales after intersegment eliminations and the impact of foreign currency. Segment operating profit is defined as income from operations before corporate and other costs, restructuring costs, stock based-compensation expense, amortization expense related to intangible assets and other adjustments. We believe that segment operating profit and net sales after adjustments may be useful for investors in assessing our segment results. Segment operating profit and net sales after adjustments are not recognized measurements under U.S. GAAP. When evaluating our segment results, investors should not consider segment operating profit and net sales after adjustments in isolation of, or as a substitute for, measures of net income as determined in accordance with U.S. GAAP, such as net income or net cash provided by operating activities. Other companies may calculate segment operating profit and net sales after adjustments differently, and therefore our segment operating profit and net sales after adjustments may not be comparable to similarly titled measures reported by other companies. A reconciliation of segment operating profit to income before operations is provided below.

	For the Three Months Ended
	March 31,		Percentage Change
	2008	2007
Segment Results — Net Sales
Beverage Concentrates	$300	$305
Intersegment eliminations and impact of foreign currency	(82)	(78)

Beverage Concentrates after adjustments	218	227	(4)%

Finished Goods	377	343
Intersegment eliminations and impact of foreign currency	(65)	(62)

Finished Goods after adjustments	312	281	11%

Bottling Group	697	684
Intersegment eliminations and impact of foreign currency	(14)	(10)

Bottling Group after adjustments	683	674	1%

Mexico & Caribbean	94	87	8%

Net sales as reported	$1,307	$1,269	3%

	For the Three Months Ended
	March 31,		Percentage Change
	2008	2007
Segment Results — Underlying Operating Profit and Adjustments
Segment underlying operating profit	$209	$191
LIFO inventory adjustment	(6)	(3)
Intersegment eliminations and impact of foreign currency	8	13

Segment operating profit	211	201	5%
Corporate and other	(6)	(6)
Restructuring costs	(10)	(13)
Stock-based compensation expense	(1)	(14)
Amortization expense related to intangible assets	(7)	(7)
Other	(1)	1

Income from operations as reported	$186	$162	15%

(1)	This amount represents the total of the underlying operating profit for the four operating segments.